SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2011

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on January 12, 2011.  The following matters were submitted to a vote of security holders at the Annual Meeting.

(a)           The nominees to the Board of Directors were elected based on the following votes:

Nominee	For	Authority Withheld	Broker Non-Votes
Class A
Albert F. Myers (term expiring 2013)	35,174,682	2,067,631	2,111,590
Raymond W. Boushie (term expiring 2014)	36,236,026	1,006,287	2,111,590

Class B (terms expiring 2014)
Joe C. Green	4,039,798	109,509	189,083
Robert T. Brady	4,057,117	92,190	189,083

The terms of the following directors continued after the Annual Meeting: Richard A. Aubrecht, Peter J. Gundermann and John D. Hendrick (Class B directors through 2012); Brian J. Lipke (Class A director through 2012); Kraig M. Kayser and Robert H. Maskrey (Class B directors through 2013).

(b)           The appointment of Ernst & Young LLP as auditors was approved based on the following votes:

Class A*:  For, 3,820,950; Against, 113,548; Abstain, 494; Broker Non-Votes, 399.

Class B:  For, 4,310,425; Against 27,129; Abstain, 836; Broker Non-Votes, 0.

*Each share of Class A common stock is entitled to one-tenth vote per share on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: January 13, 2011	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter
Controller